UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2012

MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets.

On December 28, 2012, MidSouth Bancorp, Inc. (“MidSouth”) completed its previously announced acquisition (the “Merger”) of PSB Financial Corporation (“PSB”), the holding company of The Peoples State Bank, pursuant to the Agreement and Plan of Merger, dated as of September 26, 2012 (the “Merger Agreement”) by and between MidSouth and PSB. There were 72,045 shares of PSB voting common stock and 1,092 shares of PSB Class B non-voting common stock issued and outstanding immediately prior to the completion of the Merger, that pursuant to the Merger Agreement were each converted into the right to receive (i) $218.77 in cash, (ii) 10.3441 shares of MidSouth common stock, (iii) 1.3673 shares of a newly created class of MidSouth 4.00% noncumulative convertible preferred stock (“Series C Preferred Stock”), and (iv) one contingent value right (“CVR”).  As a result, MidSouth will issue an aggregate of up to 756,536 shares of MidSouth common stock and 100,000 shares of Series C Preferred Stock in connection with the consummation of the Merger.  Each share of MidSouth’s common stock remained outstanding and was unaffected by the Merger.  Additional information regarding the Series C Preferred Stock is provided under Item 5.03

The CVRs were issued pursuant to a Contingent Value Rights Agreement (the “CVR Agreement”) entered into between MidSouth and Computershare Shareowner Services, LLC, who will be serving as the rights agent for CVRs.

The CVRs have a maturity date of the earlier of (i) December 28, 2015 and (ii) the complete payoff of certain assets in The Peoples State Bank legacy loan portfolio (the “Identified Loans”), at which time they may receive a payment of up to $27.35 per CVR, plus interest in the amount of 4.00% per annum accruing from December 28, 2012 until the maturity date, depending on the performance of the Identified Loans between the date of the Merger Agreement and the maturity date of the CVRs. Generally, no payment will be made on the CVRs if the net charge-offs on the Identified Loans for the period between the date of the Merger Agreement and the maturity date of the CVRs exceeds $2,000,000 plus (i) $1,094,000, such amount representing the amount that the PSB Adjusted Capital (calculated pursuant to the Merger Agreement) as of December 28, 2012 exceeded $26,000,000, and (ii) the amount, if any, of the net positive  month-end adjustments for December 2012 that were not properly reflected in the PSB Adjusted Capital calculation as of December 28, 2012, as determined by MidSouth (the “Stipulated Amount”). To the extent such charge-offs are less than the Stipulated Amount, 100% of the difference will be payable to the CVRs in the aggregate, subject to the maximum payment of $27.35 per CVR, plus interest in the amount of 4.00% per annum accruing from December 28, 2012 until the maturity date.

The maximum aggregate amount that may be payable under the CVRs is approximately $2,000,000, plus interest in the amount of 4.00% per annum. The CVRs are unsecured obligations of MidSouth, do not constitute equity or voting securities of MidSouth, and have no dividend or voting rights.  MidSouth may redeem the CVRs at any time at a redemption price of $27.35 per CVR plus accrued interest through the redemption date.

This description of the CVRs does not purport to be complete and is qualified in its entirety by reference to the Contingent Value Rights Agreement, which is incorporated by reference to Exhibit 99.1.  For additional information regarding the Merger and the Merger Agreement, see MidSouth’s Current Report on Form 8-K filed on September 27, 2012, which Current Report includes a copy of the Merger Agreement filed as Exhibit 2.1 thereto.

In addition to the completion of the Merger, the merger of The Peoples State Bank with and into MidSouth Bank, N.A., with MidSouth Bank, N.A. being the surviving banking association, was also consummated on December 28, 2012.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 is incorporated herein by reference.  The shares issued in connection with the Merger were exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933. MidSouth did not engage in a general solicitation or advertising with regard to the issuance and sale of such shares.

Item 3.03      Material Modifications to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, the Board of Directors of MidSouth increased its size by one member and appointed Leonard Q. “Pete” Abington, who was the President and Chairman of PSB prior to the consummation of the Merger, to the Board of Directors of MidSouth to fill the vacancy created, with such appointment effective as of December 28, 2012. Mr. Abington was appointed as a Class II director and will serve until MidSouth’s 2013 annual meeting of shareholders.  It has not yet been determined which committees of the board Mr. Abington will join, other than an agreement pursuant to the Merger Agreement that MidSouth will establish a new committee to administer certain matters with respect to the CVRs, which committee will include Mr. Abington.  In addition, Mr. Abington was also appointed to the Board of Directors of MidSouth’s banking subsidiary, MidSouth Bank, N.A. and was appointed as a member of the Bank Directors Loan Committee, Compliance Committee and the Building Committee of such Board.

MidSouth and Mr. Abington also entered into a Consulting Agreement that provides that for a period of five years after the consummation of the Merger, Mr. Abington will provide consulting services to MidSouth and will be paid $25,000 per year for such services in addition to such amounts paid to Mr. Abington for his service on the MidSouth board of directors.  The Consulting Agreement also provides, among other things, that Mr. Abington will not compete with MidSouth for two years after the termination or expiration of the Consulting Agreement.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2012, MidSouth filed Articles of Amendment to its Amended and Restated Articles of Incorporation (the “Articles of Amendment”) with the State of Louisiana for the purpose of fixing the designations, preferences, limitations and relative rights of the Series C Preferred Stock.

According to the Articles of Amendment, the Series C Preferred Stock is of perpetual duration with a liquidation value of $100 per share and is entitled to the payment of noncumulative dividends, if and when declared by the MidSouth Board of Directors, at the rate of 4.00% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2013.  The Preferred Stock ranks pari passu with MidSouth’s existing Senior Non-Cumulative Perpetual Preferred Stock, Series B, issued in connection with MidSouth’s participation under the U. S. Treasury’s Small Business Lending Fund and senior to MidSouth’s common stock.  Holders of the Series C Preferred Stock do not have any voting rights, except as required by law.  MidSouth may redeem the Series C Preferred Stock, subject to regulatory approval, beginning on or after the fifth anniversary of the closing date of the Merger, at a redemption price equal to the liquidation value of the Series C Preferred Stock, plus declared but unpaid dividends, if any.  MidSouth may also redeem the Series C Preferred Stock, subject to regulatory approval, at the same redemption price prior to the fifth anniversary of the closing date in the event the Series C Preferred Stock no longer qualifies for ‘Tier 1 Capital” treatment by the applicable federal banking regulators.  Holders may convert the Series C Preferred Stock at any time into shares of MidSouth common stock at a conversion price of $18.00 per share, subject to customary antidilution adjustments.  In addition, on or after the fifth anniversary of the closing date, MidSouth will have the option to require conversion of the Series C Preferred Stock if the closing price of MidSouth’s common stock for 20 trading days within any period of 30 consecutive trading days, exceeds 130% of the conversion price.

The terms of the Series C Preferred Stock impose limits on the ability of MidSouth to pay dividends to holders of MidSouth’s common stock.  Since the Series C Preferred Stock ranks senior to MidSouth’s common stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, no dividends may be declared or paid on MidSouth’s common stock, unless dividends are first paid to the holders of the Series C Preferred Stock in accordance with the terms of the Articles of Amendment.

This description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, which is incorporated by reference to Exhibit 3.1.

Item 9.01                      Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

The audited financial statements of PSB will be filed as an amendment to this Current Report on Form 8-K prior to March 15, 2013.

(b)  Pro Forma Financial Information

Pro forma financial information of MidSouth with respect to the Merger will be filed as an amendment to this Form 8-K prior to March 15, 2013.

(d)  Exhibits

2.1
Agreement and Plan of Merger By and Between MidSouth Bancorp, Inc. and PSB Financial Corporation dated as of September 26, 2012 (filed as Exhibit 2.1 to MidSouth’s Current Report on Form 8-K filed on September 27, 2012 and incorporated herein by reference).

3.1
Articles of Amendment to the Articles of Incorporation of MidSouth Bancorp, Inc. filed on December 28, 2012 fixing the designations, preferences, limitations and relative rights of the Series C Preferred Stock.

99.1	Contingent Value Rights Agreement, between MidSouth Bancorp, Inc. and Computershare Shareowner Services, LLC, dated December 28, 2012.

99.2	Press release dated December 28, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
(Registrant)
Date:	December 31, 2012	By:	/s/ James R. McLemore
James R. McLemore Senior Executive Vice President and Chief Financial Officer